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                                                                    EXHIBIT 11.1
                         POWERWAVE TECHNOLOGIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE

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EPS CALCULATION AS OF March 29, 1998
Shares outstanding December 28, 1997..........................                 17,263,713
Shares issued under the Employee Stock Purchase Plan                 23,456        14,950
Options exercised during quarter..............................      146,204       106,848
Shares repurchased during the period..........................     (300,000)     (249,694)
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Weighted average common shares - basic........................                 17,135,817
Weighted average options outstanding
   during the period ending March 29, 1998....................      889,664
Proceeds......................................................  $ 7,851,012
Assumed buyback price.........................................  $     14.44
                                                                -----------
Shares bought back with proceeds..............................      547,045
Assumed shares bought back with non-qualified tax
   benefit utilizing 36.5% tax rate...........................      125,056
Potential common shares.......................................                    217,563
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Total weighted average common shares - diluted................                 17,353,380
Quarterly net income at March 29, 1998........................                $ 2,207,041
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Diluted net income per share..................................                $      0.13
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Basic net income per share....................................                $      0.13
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EPS CALCULATION AS OF April 4, 1999

Shares outstanding January 3, 1999............................                 17,249,676
Shares issued under the Employee Stock Purchase Plan                 31,789        22,008
Shares issued in public offering..............................    2,000,000       549,451
Share issued to fulfill over-allotment........................      300,000        46,154
Options exercised during quarter..............................      194,845       137,717
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Weighted average common shares - basic........................                 18,005,006
Weighted average options outstanding
   during the period ending April 4, 1999.....................    1,938,363
Proceeds......................................................  $25,706,049

Assumed buyback price.........................................  $     25.10
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Equivalent shares bought back with proceeds...................      914,209
Assumed equivalent shares bought back with non-qualified tax
   benefit utilizing 36.5% tax rate...........................      335,493
Potential common shares.......................................                    578,716
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Total weighted average common shares - diluted................                 18,583,722
Quarterly net income at April 4, 1999.........................                $ 2,051,205
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Diluted net income per share..................................                $      0.11
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Basic net income per share....................................                $      0.11
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